UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)     August 22, 2005


                           ASTRATA GROUP INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


           000-32475                             84-1408762
  (Commission File Number)           (IRS Employer Identification No.)


1801 Century Park East, Suite 1830, Los Angeles, California        90067-2320
     (Address of Principal Executive Offices)                      (Zip Code)


                                 (310) 282-8646
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, If Changed Since Last Report)



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(d)      Election of Director

         On August 22, 2005, the board of directors of Astrata Group Incorporated (the "Company") voted to elect William Edward Corn as a new director of the Company. There are no arrangements or understandings between Mr. Corn and any other persons, pursuant to which Mr. Corn was selected as a director. Mr. Corn has not been appointed to serve on nor does the Company currently have a formal standing audit, nominating or compensation committee. The Company's board of directors, as a whole, performs the functions of audit, nominating and compensation committees, and, in his capacity as a director of the Company, Mr. Corn is expected to serve in a similar capacity. Mr. Corn is not related to any (i) director or executive officer of the Company, (ii) persons nominated or chosen by the Company to become directors or executive officers, (iii) beneficial owner of more than 5% of the Company's securities, or
(iv) to any immediate family members to any such persons. Mr. Corn has never entered into a transaction with the Company in which he had, or would have, a material direct or indirect interest.

         Mr. Corn has served as an Executive Consultant for Management & Investment Services since 2004. From 2001 until 2004, Mr. Corn served as a consultant to Thales GeoSolutions. In 1981, Mr. Corn founded Marsat Service Limited and Marsat Servicos Submarinos Limitada and, until the sale of Marsat Service Limited and Marsat Servicos Submarinos Limitada in 2001 to Thales GeoSolutions, served as its President and Chief Executive Officer. Mr. Corn is a graduate of Hillfield College in Ontario, Canada.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 26, 2005                     ASTRATA GROUP INCORPORATED


                                            By: /s/ Martin Euler
                                                --------------------
                                                Martin Euler
                                                Chief Financial Officer